UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

Alpha Cognition Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-42403	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1452 Hughes Rd., Ste 200 Grapevine, Texas	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 604-564-9244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	ACOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On September 30, 2025, Alpha Cognition Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC, (the “Underwriter”), relating to the Company’s sale of 4,651,516 common shares, no par value, at a public offering price of $6.25 per share, and pre-funded warrants of the Company to purchase up to 948,484 common shares (the “Pre-Funded Warrants”) at a public offering price of $6.249 per Pre-Funded Warrants, with an exercise price of $0.001 per share (the “Offering”). The Pre-Funded Warrants are exercisable immediately on the date of issuance at an exercise price of $0.001 per share and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Pursuant to the terms of the Underwriting Agreement, the Company granted to the Underwriter a 30-day option to purchase up to an aggregate of 840,000 additional common shares at the public offering price. The Offering is expected to close on or about October 2, 2025, subject to the satisfaction of customary closing conditions.

The Offering is being made in the United States pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-289792) and an accompanying prospectus previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder.

The Company expects to receive gross proceeds of approximately $35.0 million from the Offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for the acceleration of commercial launch, with an emphasis on sales expansion, marketing investment, enhancing payer coverage, and reimbursement infrastructure. These investments are designed to maximize near-term adoption while laying the foundation for long-term revenue growth and a sustainable commercial presence in the Alzheimer’s treatment landscape.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations upon by the contracting parties. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriter that generally prohibit, without the prior written consent of the Underwriter, the sale, transfer or other disposition of securities of the Company until 75 days after the closing date of the Offering.

The foregoing descriptions of the Underwriting Agreement and Pre-Funded Warrant are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and a form of Pre-Funded Warrant, copies of which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on form 8-K and are incorporated by reference herein.

A copy of the opinions of Morton Law LLP and Dorsey & Whitney LLP relating to the legality of the common shares and Pre-Funded Warrants in the Offering are filed as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On September 30, 2025, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in this Item 8.01.

On September 30, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 30, 2025, by and between the Company and Titan Partners Group LLC
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Morton Law LLP
5.2	Opinion of Dorsey & Whitney LLP
99.1	Press Release Announcing Offering, dated September 30, 2025
99.2	Press Release Announcing Pricing of Offering, dated September 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA COGNITION INC.

	By:	/s/ Michael McFadden
Michael McFadden
Chief Executive Officer
Dated: October 1, 2025

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